EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8) pertaining to the Clear Channel Outdoor Holdings, Inc. 2012 Second Amended and Restated Equity Incentive Plan (No. 333-255956);

2.Post-Effective Amendment No. 1 to Registration Statement (Form S-8) pertaining to the Clear Channel Outdoor Holdings, Inc. 2012 Amended and Restated Stock Incentive Plan (No. 333-181514); and

3.Post-Effective Amendment No. 1 to Registration Statement (Form S-8) pertaining to the Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan (No. 333-130229)

of our reports dated February 28, 2023, with respect to the consolidated financial statements and schedule of Clear Channel Outdoor Holdings, Inc., and the effectiveness of internal control over financial reporting of Clear Channel Outdoor Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP
San Antonio, Texas
February 28, 2023